UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Brocade Communications Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Schedule 14A filing consists of the following communications relating to the proposed acquisition (the “Acquisition”) of Brocade Communications Systems, Inc. (“Brocade”) by Broadcom Limited (“Ultimate Parent”), a limited liability company organized under the laws of the Republic of Singapore, Broadcom Corporation (“Parent”), a California corporation and an indirect subsidiary of Ultimate Parent, and Bobcat Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated November 2, 2016 by and among Brocade, Ultimate Parent, Parent and Merger Sub:

(i)	Letter to Brocade Employees distributed on December 2, 2016 by Lloyd Carney; and

(ii)	Updated Frequently Asked Questions (FAQs) relating to the Acquisition, made available on December 2, 2016.

The items listed above were first used or made available on December 2, 2016.

Letter to Brocade Employees distributed on December 2, 2016 by Lloyd Carney

Brocadians,

Since my update on November 23, teams across Brocade have been pressing forward on a number of fronts. To follow is a recap of our progress, including activities with Broadcom and discussions with prospective buyers of the IP Networking business.

Continued Momentum with SAN business. Leaders from Brocade and Broadcom continue to meet on a regular basis to understand business complexities, processes and resources. Yesterday, we also began a series of internal recurring meetings to support the acquisition and integration planning efforts; you’ll hear more about this going forward. Currently we are focusing on defining the business processes required to support both the SAN and the IP Networking business. From a transaction perspective, we are making good progress on the various regulatory filings that need to be made prior to the closing of the transaction.

Progress on the placement of our IP Networking business. At the start of this process, we committed to focusing on conversations with both strategic and financial buyers that are interested in the entire IP Networking portfolio, and to only consider divesting the IP Networking business in ‘pieces’ as a ‘Phase 2’. Given the competitive interest at this stage, we do not expect to need to extend our due diligence to a ‘Phase 2’. We have had significant interest from 8 entities and together with Barclays Bank and Broadcom, we have completed our initial meetings with all of them. Many prospective buyers have requested additional ‘deep dives’ to gain further clarity about the business and relevant synergies. This is an excellent sign of their interest and the value of the IP Networking portfolio. While we have no guarantees, we are hopeful that we will be able to identify a successful bidder before the U.S. Shutdown later this month. I will provide further information to you as soon as we are able.

Resources and Change & Transition Management. Today, marks one full month since the announcement. Some colleagues have accepted the news, adjusted to our ‘new normal’ and are getting on with day-to-day business while others are still processing and seeking answers. That’s normal and expected. Wherever you may be on that spectrum, understand that our primary goal is to keep you as informed as possible, and to remind you of the available resources. If you need additional assistance, I encourage you to talk with your manager, functional executive or Talent Manager/HR Business Partner.

Teams continue to develop resources and reference materials that are posted on the Information Center. For example, a few new items have been added to the FAQ. In addition, a replay of ‘Segment 2’ of the November 21st All-Hands Meeting is available here using password Q4FY!6ALLHaND$. Please make it a regular practice to check the Information Center for updates on a variety of topics, including acquisition-related information, FY17 BIP updates and Q&A.

Lastly, and most importantly, my ask of you is that you continue to focus on our key objectives and strategies. It is vital that we execute our plans, continue to release products, provide exceptional service to customers – internal and external – and deliver results. On behalf of the entire executive team, thank you for doing so.

Lloyd

Additional Information and Where to Find It; Participants in the Solicitation

In connection with the proposed transaction, Brocade intends to file relevant materials with the SEC, including a proxy statement. Promptly after filing its definitive proxy statement, Brocade will mail the proxy statement to each Brocade stockholder entitled to vote at the special meeting relating to the transaction. SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT BROCADE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other documents filed by Brocade with the SEC in connection with the transaction (when they become available), may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Brocade’s website (http://www.brcd.com) or by contacting Brocade’s Investor Relations at (408) 333-6208 or scoli@brocade.com.

Brocade and its directors and officers may be deemed to be participants in the solicitation of proxies from Brocade’s stockholders with respect to the proposed transaction. Information about Brocade’s directors and officers and their ownership of Brocade’s common stock is set forth in Brocade’s proxy statement on Schedule 14A filed with the SEC on February 25, 2016, and Brocade’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, filed on December 22, 2015. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

Updated Frequently Asked Questions (FAQs) relating to the Acquisition, made available on December 2, 2016

NEW: Latest Updates – December 2, 2016

People Q&A | Equity

Q: As a result of the ESPP plan being closed: will any excess funds from the Dec 1 purchase be refunded to me in the Dec 15 payroll check? Do I have to stop my payroll deductions or will that happen automatically?

•	Any remaining balance of contributions made to ESPP that were not used to purchase shares will be refunded in the Dec payroll (Dec 15 for employees in the U.S. and Canada, month end for employees in other countries). No action is required to stop further deductions. See FAQ items 4.4.1, 4.4.2, 4.4.3, 4.4.4, or an ESPP recap here for additional information.

Q. What do I need to know about ESPP / what do I need to do about my ESPP shares?

•	Under the terms of Brocade’s merger agreement with Broadcom, Brocade suspended its Employee Stock Purchase Plan (ESPP) after the Dec. 1, 2016 purchase. The final ESPP contributions were made in the Nov. 30 pay period. Therefore no further contributions will be deducted by payroll, and any remaining balance will be refunded to you in your Dec. 15 paycheck in the U.S. and Canada, and in the December paycheck in other countries. Shares from the Dec. 1, 2016 purchase were deposited in your E*TRADE account, as usual.

•	Since you own outright the ESPP shares you have purchased, you may sell your ESPP shares at any time, subject to normal trading restrictions that continue to apply for certain Brocade employees. Brocade employees who are currently subject to quarterly trading restrictions beginning at the close of market on the last Trading Day of the second calendar month of each fiscal quarter and continuing until the second trading day after the quarterly earnings announcement will continue to be subject to those restrictions until the transaction closes. Employees in possession of material non-public information about the Company and/or the acquisition cannot trade Brocade stock. Special trading black-out periods may be established from time to time prior to closing. Employees who become subject to those restrictions will be notified by Stock Administration. Because the proposed acquisition is an all-cash transaction, shares you own at the time the acquisition closes would be cashed out at $12.75 per share. The treatment is the same whether or not you are a Brocade employee at the time of the close, whether you have become an employee of a buyer for the IP Networking business, or whether you become an employee of Broadcom. If you have moved shares to another broker, that broker will handle the transaction. E*TRADE (or the broker holding your shares) will notify you when the transaction has been processed and the funds have been deposited in your account.

People Q&A | Health & Welfare (Medical, Dental, Life, Etc.)

Q: (US Specific) Q4.3.6 and Q4.5.3 provides some information about COBRA. If I am not offered continuing employment with Broadcom or the buyer of the IP Networking business, exactly what coverage will be paid for?

•	The Company will cover premiums, and COBRA administration fees, for the employee and dependent coverage in place at the time of separation.

People Q&A | Leaving Brocade: General Services

Q: Will employees that are not considered to be part of Brocade’s SAN business unit be considered for employment by Broadcom?

•	As previously mentioned in Q4.5.4 Broadcom is a growing business with many career opportunities; however, Brocade and Broadcom have not yet discussed placement strategies for employees outside the SAN BU. While we understand that anxiety employees may have about job placement, we encourage employees to focus on their existing Brocade role and meeting current expectations. Employees should avoid reaching out to Broadcom about placement in the Broadcom organization. As a reminder, Q4.5.2 also addresses Outplacement services that will be made available to impacted employees.

People Q&A | Leaving Brocade: Notification & Severance

Q: If I am eligible for severance, what ‘date’ will be used to calculate my length of service?

•	In most cases, an employee’s ‘hire date’ will be used to calculate service periods for severance purposes. In cases where the employee joined Brocade through an acquisition, the employee’s ‘adjusted service date’ will be used, which takes into account the employee’s years of service at the company acquired by Brocade. In cases where the employee was rehired within a year of leaving Brocade, service will be bridged. Employees should be able to view their adjusted service date in Oracle.

Q: If I am eligible for severance, will it be paid in ‘lump sum’ or as a continuation of payroll?

•	Brocade expects that severance will be paid to an impacted employee in ‘lump sum’.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Brocade Communications Systems, Inc. (“Brocade”) and Broadcom Limited (“Broadcom”). In connection with the proposed transaction, Brocade intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Brocade will mail the definitive proxy statement and a proxy card to each stockholder of Brocade entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF BROCADE ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT BROCADE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BROCADE AND THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Brocade with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Brocade’s website (http://www.brcd.com) or by contacting Brocade’s Investor Relations at (408) 333-6208 or scoli@brocade.com.

Participants in the Solicitation

Brocade and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Brocade’s stockholders with respect to the proposed transaction. Information about Brocade’s directors and executive officers and their ownership of Brocade’s common stock is set forth in Brocade’s proxy statement on Schedule 14A filed with the SEC on February 25, 2016, and Brocade’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, which was filed on December 22, 2015. Information regarding the identity of the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Legal Notice Regarding Forward-Looking Statements

This communication, and any documents to which Brocade refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Brocade’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans relating to the proposed transaction, strategies and objectives of Brocade and Broadcom for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Brocade’s business and the price of the common stock of Brocade, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of Brocade and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on Brocade’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from Brocade’s ongoing business operations (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the proposed transaction; (viii) unexpected costs, charges or expenses resulting from the proposed transaction, (ix) the ability of Broadcom to achieve its plans, forecasts and other expectations with respect to Brocade’s business after completion of the proposed transaction; and (x) other risks described in Brocade’s and Broadcom’s filings with the SEC, such as their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, Brocade does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.